UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as Permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

HOSPITALITY INVESTORS TRUST, INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

Recorded telephone message

“Hi, this is Jon Mehlman,

I am the President and Chief Executive Officer of Hospitality Investors Trust, Inc.   I’m calling you about our Annual Meeting of Stockholders that will be held on November 6, 2019.

You should have received proxy information related to the meeting over the past few weeks.  That package included instructions on how you can easily vote your shares by mail, over the phone or online.  We ask that you vote as soon as possible.  When you vote promptly, it saves time, money, and energy by helping us avoid sending you the materials again or calling to request your vote.

I apologize for the inconvenience but your vote will only take a moment and you can vote now by pressing 1 to be connected to a proxy specialist.

If this message was recorded on your voicemail please take a moment to call at your earliest convenience (855)-601-2247 that’s (855)-601-2247 to vote your shares or use your proxy card and voting instructions you received in the mail.

Your vote is very important.  We need your participation.

We ask that you please call  (855)-601-2247 to speak with a proxy agent specialist who can help you with your vote.

Thank you for your time and most importantly, thank you for your vote.”

All other registered marks belong to their respective owners.
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